Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of HWH International Inc. for the period ended March 31, 2025, I, John Thatch, Chief Executive Officer of HWH International Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of HWH International Inc. for the period ended March 31, 2025, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of HWH International Inc. for the period ended March 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of HWH International Inc.

/s/ John Thatch
John Thatch
Chief Executive Officer (Principal Executive Officer)

Date: May 15, 2025

A signed original of the certification required by Section 906 has been provided to HWH International Inc. and will be retained by HWH International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.